UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2007
Friedman Industries, Incorporated
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-7521 (Commission File Number)	74-1504405 (IRS Employer Identification No.)

4001 Homestead Road Houston, Texas (Address of principal executive offices)		77028-5585 (Zip Code)
713-672-9433
(Registrant’s telephone
number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.
     On December 13, 2007, the Audit Committee of the Board of Directors of Friedman Industries, Incorporated (the “Company”) engaged Hein & Associates LLP as the Company’s independent certified public accountant and dismissed Malone & Bailey, P.C. as the auditors for the Company.
     The report of Malone & Bailey, P.C. on the financial statements of the Company for the fiscal year ended March 31, 2007 (the only fiscal period for which Malone & Bailey rendered an opinion as its engagement commenced on March 7, 2007) did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.
     During the Company’s fiscal year ended March 31, 2007 and the subsequent interim period through December 13, 2007, there were no disagreements with Malone & Bailey, P.C. on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Malone & Bailey, P.C., would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years.
     During the Company’s fiscal year ended March 31, 2007 and the subsequent interim period through December 13, 2007, the Company did not consult with Hein & Associates LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written or oral advice was provided by Hein & Associates LLP that was a factor considered by the Audit Committee in reaching a decision as to the accounting, auditing or financial reporting issues.
     The Company has provided Malone & Bailey, P.C. a copy of the above disclosures and has requested that Malone & Bailey, P.C. furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Malone & Bailey, P.C. agrees with the above statements. Pursuant to our request, Malone & Bailey, P.C. has provided the letter attached hereto as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits

Number	Description

16.1	Letter from Malone & Bailey, P.C. dated December 18, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 18, 2007

FRIEDMAN INDUSTRIES, INCORPORATED
By:	/s/ BEN HARPER
Ben Harper
Senior Vice President- Finance and Secretary/Treasurer

Index to Exhibits

Exhibit No.	Description

16.1	Letter from Malone & Bailey, P.C. dated December 18, 2007.